EXHIBIT 10.28

              CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
              PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
                  RIGHTS OF SERIES C 8% CUMULATIVE CONVERTIBLE
                   PREFERRED STOCK, $.001 PAR VALUE PER SHARE

         It is hereby certified that:

         I. The name of the corporation is Universal Communication Systems, Inc. (the "Corporation"), a Nevada corporation.

         II. Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions, and relative rights of shares of Series C 8% Cumulative Convertible Preferred Stock hereinafter designated as contained in a resolution of the Board of Directors of the Corporation pursuant to a provision of the Articles of Incorporation of the Corporation permitting the issuance of said Series C 8% Cumulative Convertible Preferred Stock by resolution of the Board of Directors:

         Series C 8% Cumulative Convertible Preferred Stock, $.001 par value.

         1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series C 8% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock"). The number of shares of Series C Preferred Stock shall be 60,000. Each share of Series C Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $.001 par value.

         2. Dividends.

                  (a) The Holders of outstanding shares of Series C Preferred Stock shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") at the rate of 8% simple interest per annum on the Stated Value per share payable commencing with the


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period ending June 30, 2005 and semi-annually thereafter. At the Holder's option, however, that dividend payments may be made in additional fully paid and non assessable shares of Series C Preferred Stock at a rate of one share of Series C Preferred Stock for each $10 of such dividend not paid in cash. The issuance of such additional shares shall constitute full payment of such dividends.

                  (b) The dividends on the Series C Preferred Stock at the rates provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series C Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series C Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Preferred Stock or any shares of any other class of stock ranking on a parity with the Series C Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

                  (c) Dividends on all shares of the Series C Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a dividend payment date herein specified and to end on the next succeeding dividend payment date herein specified.

         3. Liquidation Rights.

                  (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series C Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series C Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series C Preferred Stock the Holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holders of the Series C Preferred Stock shall


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be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series C Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the Holders of shares of Junior Stock ratably among the Holders of the Series C Preferred Stock.

                  (b) The purchase or the redemption by the Corporation of all or substantially all the shares of any class of stock, the merger or consolidation of the Corporation with or into any other corporation or corporations or the sale or transfer by the Corporation of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3.

         4. Conversion into Common Stock. Shares of Series C Preferred Stock shall have the following conversion rights and obligations:

                  (a) Subject to the further provisions of this paragraph 4 each Holder of shares of Series C Preferred Stock shall have the right at any time commencing after the issuance to the Holder of Series C Preferred Stock, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 4(i) below) determined in accordance with the Conversion Price provided in paragraph 4(b) below (the "Conversion Price"). All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of principal amount of Stated Value of Series C Preferred Stock being converted.

                  (b) The number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock shall equal (i) the sum of
(A) the Stated Value per share and (B) at the Holder's election accrued and unpaid dividends on such share, divided by (ii) the Conversion Price. The Conversion Price shall be $0.03.

                  (c) Holder will give notice of its decision to exercise its right to convert the Preferred Stock or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as EXHIBIT A to the Certificate of Designation) to the Corporation via confirmed telecopier transmission or otherwise pursuant to Section 13(a) of the subscription agreement entered into between Holder and the Corporation ("Subscription Agreement"). The Holder will not be required to surrender the Preferred Stock


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certificate until the Preferred Stock has been fully converted. Each date on which a Notice of Conversion is telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will itself or cause the Corporation's transfer agent to transmit the Corporation's Common Stock certificates representing the Common Stock issuable upon conversion of the Preferred Stock to the Holder via express courier for receipt by such Holder within five (5) business days after receipt by the Corporation of the Notice of Conversion (the "Delivery Date"). In the event the Common Stock is electronically transferable, then delivery of the Common Stock must be made by electronic transfer provided request for such electronic transfer has been made by the Holder. A Preferred Stock certificate representing the balance of the Preferred Stock not so converted will be provided by the Corporation to the Holder if requested by Holder, provided the Holder has delivered an original Preferred Stock certificate to the Corporation. To the extent that a Holder elects not to surrender Preferred Stock for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Corporation against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount of the Stated Value of the Preferred Stock then owned by the Holder.

                           In the case of the exercise of the conversion rights
set forth in paragraph 4(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the recordholder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series C Preferred Stock so converted.

                           Upon the conversion of any shares of Series C
Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

                           The Corporation shall not be required, in connection
with any conversion of Series C Preferred Stock, and payment of dividends on Series C Preferred Stock to issue a fraction of a share of its Series C


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Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

                           The Corporation and Holder may not convert that
amount of the Series C Preferred Stock
on a Conversion Date in amounts inconsistent with the limitations set forth in the subscription agreement entered into by the Corporation and Holder (or Holder's predecessor) relating to the issuance of the Series C Preferred Stock ("Subscription Agreement") or that would result in the Holder having a beneficial ownership of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on such Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Series C Preferred Stock with respect to which the determination of this proviso is being made on such Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to successive exercises which would result in the aggregate issuance of more than 9.99%. The Holder may revoke the conversion limitation described in this Paragraph upon 61 days prior notice to the Corporation. The Holder may allocate which of the equity of the Corporation deemed beneficially owned by the Holder shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

                  (d) The Conversion Price determined pursuant to Paragraph 4(b) shall be subject to adjustment from time to time as follows:

                           (i) In case the Corporation shall at any time (A)
declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series C Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series C Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto).


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Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph 4(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                           (ii) For so long as Series C Preferred Stock is
outstanding, if the Corporation shall issue any Common Stock except for (i) employee stock options or compensation plans, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, (iii) as has been described in the reports publicly available at the EDGAR website of the Securities and Exchange Commission prior to the first date of issuance of any Series C Preferred Stock, or (iv) conversion of the Series C Preferred Stock or exercise of Common Stock Purchase Warrants issued to the Holder contemporaneously with the Series C Preferred Stock for consideration less than the Conversion Price that would be in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issuance price. For purposes of this adjustment, the issuance of any security or debt instrument of the Corporation carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option. The reduction of the Conversion Price described in this Section 4(d)(ii) is in addition to any other rights granted or available to the Holder pursuant to agreement with the Corporation, at law, equity or otherwise.

                  (e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series C Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that Holders of Series C Preferred Stock shall thereafter have the right to convert each share of Series C Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such


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consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (d) of this paragraph 4. The foregoing provisions of this paragraph 4(e) shall similarly apply to successive mergers.

                           (ii) In case of any sale or conveyance to another
person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series C Preferred Stock shall thereafter have the right to convert each share of the Series C Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

                  (f) Whenever the number of shares to be issued upon conversion of the Series C Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series C Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series C Preferred Stock notice of such adjusted conversion price.

                  (g) In case at any time the Corporation shall propose:

                           (i) to pay any dividend or distribution payable in
shares upon its Common Stock or make any distribution (other than cash dividends) to the Holders of its Common Stock; or

                           (ii) to offer for subscription to the Holders of its
Common Stock any additional shares of any class or any other rights; or

                           (iii) any capital reorganization or reclassification
of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

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                           (iv) the voluntary dissolution, liquidation or
winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series C Preferred Stock and for the Common Stock and to the Holders of record of the Series C Preferred Stock.

                  (h) So long as any shares of Series C Preferred Stock shall remain outstanding and the Holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

                  (i) The term Common Stock as used in this paragraph 4 shall mean the $.001 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class or other securities and/or property into which the shares of Series C Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

                  (j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series C Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series C Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

                  (k) In the event a Holder shall elect to convert any shares of Series C Preferred Stock as provided herein, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, or for any other reason unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said shares of Series C Preferred Stock shall have been issued and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of the Series C


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Preferred Stock and dividends sought to be converted, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder in the event it obtains judgment.

                  (l) In addition to any other rights available to the Holder, if the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 4(c) by the Delivery Date and if after the Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Common Stock which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Corporation shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) within five (5) business days of written notice from the Holder, the amount by which (A) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate Stated Value of the shares of Series C Preferred Stock for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Stated Value of Series C Preferred Stock, the Corporation shall be required to pay the Holder $1,000, plus interest. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In.

         5. Voting Rights. The shares of Series C Preferred Stock shall not have voting rights except as described in Section 6 hereof.

         6. Restrictions and Limitations.

                  (a) Amendments to Charter. The Corporation shall not amend its certificate of incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series C Preferred Stock if such amendment would:

                           (i) change the relative seniority rights of the
holders of Series C Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of Series C Preferred Stock;

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                           (ii) reduce the amount payable to the holders of
Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series C Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of Series C Preferred Stock;

                           (iii) cancel or modify the conversion rights of the
holders of Series C Preferred Stock provided for in Section 4 herein; or

                           (iv) cancel or modify the rights of the holders of
the Series C Preferred Stock provided for in this Section 6.

         7. Event of Default. The occurrence of any of the following events of default ("Event of Default") shall, after the applicable period to cure the Event of Default, cause the dividend rate of 8% described in paragraph 2 hereof to become 15% from and after the occurrence of such event (except in connection with Section 7(i) below) and the Holder shall have the option to require the Corporation to redeem the Series C Preferred Stock held by such Holder by the immediate payment to the Holder by the Corporation of a sum of money equal to the number of shares that would be issuable upon conversion of an amount of Stated Value and accrued dividends designated by the Holder multiplied by the average of the closing ask prices and closing bid prices of the Corporation's Common Stock as reported by Bloomberg L.P. for the principal trading market for the Common Stock for the five trading days preceding the date notice is given by the Holder to the Corporation:

                  (a) The Corporation fails to pay any dividend payment required to be paid pursuant to the terms of paragraph 2 hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of ten (10) days after written notice to the Corporation from the Holder.

                  (b) The Corporation breaches any material covenant, term or condition of the Subscription Agreement or in this Certificate of Designation, and such breach continues for a period of seven (7) days after written notice to the Corporation from the Holder.

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                  (c) Any material representation or warranty of the Corporation made in the Subscription Agreement pursuant to which the Series C Preferred
Stock is issued, or in any agreement, statement or certificate given in writing pursuant thereto shall be false or misleading.

                  (d) The Corporation or any of its subsidiaries shall make an assignment of a substantial part of its property or business for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

                  (e) Any money judgment, confession of judgment, writ or similar process shall be entered against the Corporation, a subsidiary of the Corporation, or their property or other assets for more than $50,000, and is not vacated, satisfied, bonded or stayed within 45 days.

                  (f) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any of its subsidiaries, and is not dismissed within 45 days.

                  (g) An order entered by a court of competent jurisdiction, or by the Securities and Exchange Commission, or by the National Association of Securities Dealers, preventing purchase and sale transactions in the Corporation's Common Stock.

                  (h) The Corporation's failure to timely deliver Common Stock or a replacement Preferred Stock certificate, if required, to the Holder pursuant to paragraph 4 hereof or the Subscription Agreement.

                  (i) The occurrence of a Non-Registration Event as described in
Section 11.4 of the Subscription Agreement.

                  (j) Delisting of the Common Stock from the OTC Bulletin Board ("OTCBB") or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the OTCBB for a period of three consecutive trading days; or notification from the OTC Bulletin Board or any principal market that the Corporation is not in compliance with the conditions for such continued listing on the OTCBB or other principal market.

                  (k) The Corporation effectuates a reverse split of its common stock without the prior written consent of the Holder.

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                  (l) A default by the Corporation of a material term, covenant, warranty or undertaking of any other agreement to which the Corporation and Holder are parties, or the occurrence of a material event of default under any such other agreement, in each case, which is not cured after any required notice and/or cure period.

         8. Status of Converted or Redeemed Stock. In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.


Dated: January _____, 2005

                                           UNIVERSAL COMMUNICATION SYSTEMS, INC.



                                           By:__________________________________

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                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series C Convertible Preferred Stock of Universal Communication Systems, Inc.)

         The undersigned hereby irrevocably elects to convert $______________ of the Stated Value of the above Series C Convertible Preferred Stock into shares of Common Stock of Universal Communication Systems, Inc. (the "Corporation") according to the conditions hereof, as of the date written below.

Date of Conversion:_____________________________________________________________


Applicable Conversion Price Per Share:__________________________________________


Number of Common Shares Issuable Upon This Conversion:__________________________

Select one:

[ ]      A Series C Convertible Preferred Stock certificate is being delivered herewith. The unconverted portion of such certificate should be reissued and delivered to the undersigned.

[ ]      A Series C Convertible Preferred Stock certificate is not being delivered to Universal Communication Systems, Inc.

Signature:______________________________________________________________________


Print Name:_____________________________________________________________________


Address:________________________________________________________________________

________________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

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